EXHIBIT 4.1

LEVEL 3 COMMUNICATIONS, INC.

$320,000,000

5.25% Convertible Senior Notes due 2011

REGISTRATION RIGHTS AGREEMENT

New York, New York

November 17, 2004

To:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.
Credit Suisse First Boston LLC
Needham & Company, Inc.
UBS Securities LLC

In care of:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

North Tower

250 Vesey Street

New York, New York 10080

Ladies and Gentlemen:

Level 3 Communications, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to certain purchasers (the “Initial Purchasers”), upon the terms set forth in a purchase agreement dated the date hereof (the “Purchase Agreement”), $320,000,000 aggregate principal amount of its 5.25% Convertible Senior Notes due 2011 (plus up to an additional $25,000,000 aggregate principal amount of the 5.25% Convertible Senior Notes due 2011 if the Initial Purchasers exercise in full their option to purchase such additional notes) (the “Securities”) (the “Initial Placement”). As an inducement to the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to your obligations thereunder, the Company agrees with you, (i) for your benefit and the benefit of the other Initial Purchasers and (ii) for the benefit of the holders from time to time of the Securities (including you and the other Initial Purchasers) (each of the foregoing a “Holder” and together the “Holders”), as follows:

1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“Additional Interest” has the meaning set forth in Section 2(e) hereof.

“Additional Interest Accrual Period” has the meaning set forth in Section 2(e) hereof.

“Additional Interest Payment Date” means each June 15 and December 15.

“Affiliate” of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Amendment Effectiveness Deadline Date” has the meaning set forth in Section 2(d) hereof.

“Applicable Conversion Price” as of any date of determination means the Conversion Price in effect as of such date of determination or, if no Securities are then outstanding, the Conversion Price that would be in effect were Securities then outstanding.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

“Closing Date” means December 2, 2004

“Commission” means the U.S. Securities and Exchange Commission or any successor agency.

“Common Stock” means the shares of common stock, par value $.01 per share, of the Company and any other shares of common stock as may constitute “Common Stock” for purposes of the Indenture, including the Underlying Common Stock.

“Conversion Price” has the meaning assigned such term in the Indenture.

“Deferral Notice” has the meaning set forth in Section 3(c)(2) hereof.

“Deferral Period” has the meaning set forth in Section 3(c)(2) hereof.

“Effectiveness Deadline Date” has the meaning set forth in Section 2(a) hereof.

“Effectiveness Period” means the period commencing on the date hereof and ending on the date that all Registrable Securities have ceased to be Registrable Securities.

“Event” has the meaning set forth in Section 2(e) hereof.

“Event Date” has the meaning set forth in Section 2(e) hereof.

“Event Termination Date” has the meaning set forth in Section 2(e) hereof.

“Filing Deadline Date” has the meaning set forth in Section 2(a) hereof.

“Holder” has the meaning set forth in the preamble hereto.

“Holders’ Counsel” has the meaning set forth in Section 4.

“Indenture” means the Indenture relating to the Securities, to be dated as of December 2, 2004, between the Company and The Bank of New York, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

“Initial Placement” has the meaning set forth in the preamble hereto.

“Initial Shelf Registration Statement” has the meaning set forth in Section 2(a) hereof.

“Majority Holders” means the Holders of a majority of the shares of Underlying Common Stock registered under a Registration Statement (with Holders of Securities registered on such Registration Statement deemed to be the Holders of the number of outstanding shares of Underlying Common Stock into which such Securities are or would be convertible as of such date).

“Managing Underwriters” means the investment banker or investment bankers and manager or managers that shall administer an offering of securities under a Shelf Registration Statement.

“Material Event” has the meaning set forth in Section 3(c)(2) hereof.

“Notice and Questionnaire” means a written notice delivered to the Company containing substantially the information called for by the Selling Securityholder Notice and Questionnaire attached as Annex A to the Offering Memorandum of the Company dated November 17, 2004 relating to the Securities.

“Notice Holder” means, on any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date.

“Prospectus” means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities or the Underlying Common Stock, covered by such Registration Statement, and all amendments and supplements to the Prospectus, including post-effective amendments.

“Record Holder” means (i) with respect to any Additional Interest Payment Date relating to any Securities as to which any Additional Interest has accrued, the holder of record of such Security on the record date with respect to the interest payment date under the Indenture on which such Additional Interest Payment Date shall occur and (ii) with respect to any Additional Interest Payment Date relating to the Underlying Common Stock as to which any such Additional Interest has accrued, the registered holder of such Underlying Common Stock fifteen (15) days prior to such Additional Interest Payment Date.

“Registrable Securities” means the Securities until such Securities have been converted into or exchanged for the Underlying Common Stock and, at all times subsequent to any such conversion or exchange the Underlying Common Stock and any securities into or for which such Underlying Common Stock has been converted or exchanged, and any security issued with respect thereto upon any stock dividend, split or similar event until, in the case of any such security, (A) the earliest of (i) its effective registration under the Securities Act and resale in accordance with the Registration Statement covering it, (ii) expiration of the holding period that would be applicable thereto under Rule 144(k) with respect to persons who are not Affiliates of the Company or (iii) its sale to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act, and (B) as a result of the event or circumstance described in any of the foregoing clauses (i) through (iii), the legend with respect to transfer restrictions required under the Indenture are removed or removable in accordance with the terms of the Indenture or such legend, as the case may be.

“Registration Statement” means any registration statement that covers any of the Registrable Securities pursuant to the provisions of this Agreement, all amendments and supplements to such registration statement, including, without limitation, post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Rule 144” means Rule 144 under the Securities Act, as such Rule may be amended from time to time or any successor rule or regulation hereafter adopted by the Commission.

“Rule 144A” means Rule 144A under the Securities Act, as such Rule may be amended from time to time or any successor rule or regulation hereafter adopted by the Commission.

“Securities” has the meaning set forth in the preamble hereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Shelf Registration Statement” has the meaning set forth in Section 2(a) hereof.

“Subsequent Shelf Registration Statement” has the meaning set forth in Section 2(b) hereof.

“Trustee” means the trustee with respect to the Securities under the Indenture.

“Underlying Common Stock” means the Common Stock into which the Securities are convertible or which is issued upon any such conversion.

“underwriter” means any underwriter of securities in connection with an offering thereof under a Shelf Registration Statement.

2. Shelf Registration. (a) The Company shall prepare and file or cause to be prepared and filed with the Commission, not later than the first Business Day on or following the date that is one hundred eighty (180) days after the Closing Date (the “Filing Deadline Date”), a Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (a “Shelf Registration Statement”, which term shall include the Initial Shelf Registration Statement and each Subsequent Shelf Registration Statement) registering the resale from time to time by Holders thereof of all of the Registrable Securities (the “Initial Shelf Registration Statement”); provided, that before filing any Registration Statement with the SEC, the Company shall furnish to the Initial Purchasers, counsel for the Initial Purchasers and Holders’ Counsel (to the extent the Company has received written notice of the designation of Holders’ Counsel) copies of all such documents proposed to be filed and use its reasonable efforts to reflect in each such document when so filed with the SEC such comments as the Initial Purchasers, counsel for the Initial Purchasers or such designated Holders’ Counsel reasonably shall propose within five (5) Business Days of the delivery of such copies to the Initial Purchasers, counsel for the Initial Purchasers and such designated Holders’ Counsel. The Initial Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders in accordance with the methods of distribution elected by the Holders and set forth in the Initial Shelf Registration Statement, provided that in no event will such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior written agreement of the Company, which may be withheld in the Company’s discretion. The Company shall use its best efforts to cause the Initial Shelf Registration Statement to be declared effective under the Securities Act by the date that is not later than the first Business Day on or following the date that is two hundred seventy (270) days after the Closing Date (the “Effectiveness Deadline Date”) and, subject to Section 3(c)(2), to keep the Initial Shelf Registration Statement (or any Subsequent Shelf Registration Statement, as defined below) continuously effective under the Securities Act until the expiration of the

Effectiveness Period. At the time the Initial Shelf Registration Statement is declared effective, each Holder that became a Notice Holder on or prior to the date ten (10) Business Days prior to such time of effectiveness shall be named as a selling securityholder in the Initial Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law.

(b) If the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than because all Registrable Securities registered thereunder shall have been resold pursuant thereto or shall have otherwise ceased to be Registrable Securities), the Company shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within thirty (30) days of such cessation of effectiveness amend the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement covering all of the securities that as of the date of such filing are Registrable Securities (a “Subsequent Shelf Registration Statement”). If a Subsequent Shelf Registration Statement is filed, the Company shall use its best efforts to cause the Subsequent Shelf Registration Statement to become effective as promptly as is practicable after such filing (or, if filed during a Deferral Period, after the expiration of such Deferral Period) and to keep such Subsequent Shelf Registration Statement continuously effective until the end of the Effectiveness Period.

(c) The Company shall supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement, if required by the Securities Act or as reasonably requested by the Initial Purchasers or by the Trustee on behalf of the Holders of the Registrable Securities covered by such Shelf Registration Statement; provided, that before filing any such amendments or supplements with the SEC, the Company shall furnish to the Initial Purchasers, counsel for the Initial Purchasers and Holders’ Counsel (to the extent the Company has received written notice of the designation of Holder’s Counsel) copies of all such documents proposed to be filed and use its reasonable efforts to reflect in each such document when so filed with the SEC such comments as the Initial Purchasers, counsel for the Initial Purchasers or such designated Holders’ Counsel reasonably shall propose within five (5) Business Days of the delivery of such copies to the Initial Purchasers, counsel for the Initial Purchasers and such designated Holders’ Counsel (provided, however, that the Company shall not be required by this Section 2(c) to furnish copies of such documents to the Initial Purchasers, counsel for the Initial Purchasers or Holders’ Counsel with respect to the filing of a Prospectus supplement solely for the purpose of naming one or more Notice Holders as selling security holders).

(d) Each Holder of Registrable Securities agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(d) and Section 3(c)(2). Each Holder of Registrable Securities that is not a Notice Holder and that wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus agrees to deliver a Notice and Questionnaire to the Company at least five (5) Business Days prior to any intended distribution of Registrable Securities under the Shelf Registration Statement. From and after the date the Initial Shelf Registration Statement is declared effective, the Company shall as promptly as is reasonably practicable after the date a Notice and Questionnaire is delivered, and in any event (x) at the end of each calendar quarter or (y) five (5) Business Days after the expiration of any Deferral Period in effect at the end of such calendar quarter, (i) if required by applicable law, file with the Commission a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document (including a Subsequent Shelf Registration Statement) so that the Holder delivering a Notice and Questionnaire during such calendar quarter is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law (other than laws not generally applicable to Holders of Registrable Securities) and, if the Company shall file a post-effective amendment to the Shelf Registration Statement or shall file a Subsequent Shelf Registration Statement, use its best efforts to cause such post-effective amendment or Subsequent Shelf Registration Statement to be declared effective under the Securities Act as promptly as is reasonably practicable, but in any event by the date (the “Amendment Effectiveness Deadline Date”) that is sixty (60) days after the date such post-effective amendment is required by this clause to be filed; (ii) provide such Holder copies of any documents filed pursuant to Section 2(d)(i); and (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(d)(i); provided, that if such Notice and Questionnaire is delivered during a Deferral Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with Section 3(c)(2). Notwithstanding anything contained in this Agreement to the contrary, the Company shall be under no obligation to (i) name any Holder that is not a Notice Holder as a selling securityholder in any Registration Statement or related Prospectus; or (ii) perform its filing obligations in accordance with Section 2(d)(1) with respect to any Holder at the end of any calendar quarter if such Holder delivered its Notice and Questionnaire to the Company fewer than five (5) Business Days prior to the end of such calendar quarter.

(e) The parties hereto agree that the Holders of Registrable Securities will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if (i) the Initial Shelf Registration Statement has not been filed on or prior to the Filing Deadline Date, (ii) the Initial Shelf Registration Statement has not been declared effective under the Securities Act on or prior to the Effectiveness Deadline Date, (iii) the Company has failed to perform its obligations set forth in Section 2(d)(i) within the time period required therein, (iv) any post-effective amendment to a Shelf Registration Statement or any Subsequent Shelf Registration Statement filed pursuant to Section 2(d)(i) has not become effective under the Securities Act on or prior to the Amendment Effectiveness Deadline Date or (v) the aggregate duration of Deferral

Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 3(c)(2) hereof (each of the events of a type described in any of the foregoing clauses (i) through (v) are individually referred to herein as an “Event,” and the Filing Deadline Date in the case of clause (i), the Effectiveness Deadline Date in the case of clause (ii), the date by which the Company is required to perform its obligations set forth in Section 2(d) in the case of clause (iii), the Amendment Effectiveness Deadline Date in the case of clause (iv), and the date on which the aggregate duration of Deferral Periods in any period exceeds the number of days permitted by Section 3(c)(2) hereof in the case of clause (v), being referred to herein as an “Event Date”). Events shall be deemed to continue until the “Event Termination Date,” which shall be the following dates with respect to the respective types of Events: the date the Initial Shelf Registration Statement is filed in the case of an Event of the type described in clause (i), the date the Initial Shelf Registration Statement is declared effective under the Securities Act in the case of an Event of the type described in clause (ii), the date the Company performs its obligations set forth in Section 2(d) in the case of an Event of the type described in clause (iii), the date the applicable post-effective amendment to a Shelf Registration Statement or Subsequent Shelf Registration Statement becomes effective under the Securities Act in the case of an Event of the type described in clause (iv), and termination of the Deferral Period that caused the limit on the aggregate duration of Deferral Periods in a period set forth in Section 3(c)(2) to be exceeded in the case of the commencement of an Event of the type described in clause (v).

Accordingly, commencing on (and including) the day immediately following any Event Date and ending on (but excluding) the next date on which there are no Events that have occurred and are continuing (an “Additional Interest Accrual Period”), the Company agrees to pay, as additional interest and not as a penalty, an amount (the “Additional Interest”), payable on the Additional Interest Payment Dates to Record Holders of Securities that are Registrable Securities and of shares of Underlying Common Stock issued upon conversion of Securities that are Registrable Securities, as the case may be, accruing, for each portion of such Additional Interest Accrual Period beginning on and including an Additional Interest Payment Date (or, in respect of the first time that the Additional Interest is to be paid to Holders on an Additional Interest Payment Date as a result of the occurrence of any particular Event, from the Event Date) and ending on but excluding the first to occur of (A) the date of the end of the Additional Interest Accrual Period or (B) the next Additional Interest Payment Date, at a rate per annum equal to one-quarter of one percent (0.25%) of the outstanding principal amount of such Securities for the first 90 days after the occurrence of the event and thereafter at a rate per annum equal to one-half of one percent (0.5%) of the outstanding principal amount of such Securities or, in the case of Securities that have been converted into or exchanged for Underlying Common Stock, the Applicable Conversion Price of such shares of Underlying Common Stock, as the case may be, in each case determined as of the Business Day immediately preceding the next Additional Interest Payment Date; provided, that in the case of an Additional Interest Accrual Period that is in effect solely as a result of an Event of the type described in clause (iii) of the immediately preceding paragraph, such Additional Interest shall be paid only to the Holders that have delivered Notice and Questionnaires that caused the Company to incur the obligations set forth in Section 2(d) the non-performance of which is the basis of such Event, provided further, that any Additional Interest accrued with respect to any Security or portion thereof called for redemption on a redemption date or converted into Underlying Common Stock on a conversion date prior to the Additional Interest Payment Date, shall, in any such event, be paid instead to the Holder who submitted such Security or portion thereof for redemption or conversion on the applicable redemption date or conversion date, as the case may be, on such date (or promptly following the conversion date, in the case of conversion). In calculating the Additional Interest on any date on which no Securities are outstanding, the Conversion Price and the Additional Interest payable with respect to shares of Common Stock which are Registrable Securities, shall be calculated as if the Securities were still outstanding. Notwithstanding the foregoing, no Additional Interest shall accrue as to any Registrable Security from and after the earlier of (x) the date such security is no longer a Registrable Security and (y) expiration of the Effectiveness Period. The rate of accrual of the Additional Interest with respect to any period shall not exceed the rate provided for in this paragraph notwithstanding the occurrence of multiple concurrent Events. Following the cure of all Events requiring the payment by the Company of Additional Interest to the Holders of Registrable Securities pursuant to this Section, the accrual of Additional Interest will cease (without in any way limiting the effect of any subsequent Event requiring the payment of Additional Interest by the Company).

The Trustee shall be entitled, on behalf of Holders of Securities or Underlying Common Stock, to seek any available remedy for the enforcement of this Agreement, including for the payment of any Additional Interest. Notwithstanding the foregoing, the parties agree that the sole damages payable for a violation of the terms of this Agreement with respect to which Additional Interest is expressly provided shall be such Additional Interest. Nothing shall preclude a Notice Holder or Holder of Registrable Securities from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

All of the Company’s obligations set forth in this Section 2(e) that are outstanding with respect to any Registrable Security at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security have been satisfied in full.

The parties hereto agree that the Additional Interest provided for in this Section 2(e) constitute a reasonable estimate of the damages that may be incurred by Holders of Registrable Securities by reason of the failure of the Shelf Registration Statement to be filed or declared effective or available for effecting resales of Registrable Securities in accordance with the provisions hereof.

3. Registration Procedures. In connection with the registration obligations of the Company under Section 2 hereof:

(a) The Company shall use its reasonable efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented.

(b) The Company shall ensure that (i) any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) (1) The Company shall advise each Notice Holder, the Initial Purchasers, counsel for the Initial Purchasers and Holders’ Counsel:

(i) when a Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective (provided, however, that the Company shall not be required by this clause (i) to notify the Initial Purchasers or any Notice Holder of the filing of a Prospectus supplement solely for the purpose of naming one or more Notice Holders as selling security holders);

(ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus included therein or for additional information;

(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v) of the happening of (but not the nature of or details concerning) any Material Event (provided, however, that no notice by the Company shall be required pursuant to this clause (v) in the event that the Company either promptly files a Prospectus supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement and Prospectus, which, in either case, contains the requisite information with respect to such

Material Event that results in such Registration Statement and Prospectus no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements contained therein not misleading).

(2) Upon (A) the issuance by the Commission of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact (a “Material Event”) as a result of which any Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any pending corporate development that, in the reasonable discretion of the Company, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus, the Company shall (i) in the case of clause (B) above, subject to the next sentence, as promptly as practicable prepare and file, if necessary pursuant to applicable law, a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (except for any such untrue statement or omission made in reliance on and in conformity with information relating to any Notice Holder furnished to the Company in writing by such Notice Holder expressly for use therein), and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except for any such untrue statement or omission made in reliance on and in conformity with information relating to any Notice Holder furnished to the Company in writing by such Notice Holder expressly for use therein), as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, subject to the next sentence, use its reasonable efforts to cause it to be declared effective as promptly as is reasonably practicable, and (ii) give notice to the Notice Holders, and their counsel, if any, that the availability of the Shelf Registration Statement is suspended (a “Deferral Notice”) and, upon receipt of any Deferral Notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to the Registration Statement until such Notice Holder’s receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as is reasonably practicable, (y) in the case of clause (B) above, as soon as, in the sole judgment of the Company, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Company or, if necessary to avoid unreasonable burden or expense, as soon as reasonably practicable thereafter and (z) in the case of clause (C) above, as soon as, in the discretion of the Company, such suspension is no longer appropriate. The period during which the availability of the Shelf Registration Statement and any Prospectus may be suspended (the “Deferral Period”) without the Company incurring any obligation to pay Additional Interest shall not exceed 45 days in any ninety-day period and 120 days in any twelve-month period.

(d) The Company shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time or, if such order is made effective during any Deferral Period, at the earliest time after the expiration of such Deferral Period.

(e) The Company shall furnish to each Notice Holder, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, any documents incorporated by reference therein and all exhibits thereto (including those incorporated by reference therein).

(f) The Company shall, during the Effectiveness Period, deliver to each Notice Holder, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Notice Holder may reasonably request; and the Company consents (except during such periods that a Deferral Notice is outstanding and has not been revoked) to the use of the Prospectus or any amendment or supplement thereto by each Notice Holder of securities in connection with the offering and sale of the securities covered by the Prospectus or any amendment or supplement thereto.

(g) Prior to any offering of securities pursuant to any Registration Statement, the Company shall use reasonable efforts to register or qualify or cooperate with the Notice Holders and their respective counsel in connection with the registration or qualification of such securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any such Notice Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the securities covered by such Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

(h) The Company shall cooperate with the Notice Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Notice Holders may request prior to sales of Registrable Securities pursuant to such Registration Statement.

(i) Not later than the effective date of any such Registration Statement hereunder, the Company shall provide a CUSIP number for the Securities, registered under such Registration Statement, and provide the Trustee and the transfer agent for the Underlying Common Stock with printed certificates for such Registrable Securities, in a form, if requested by the applicable Holder or Holder’s Counsel, eligible for deposit with DTC or any successor thereto under the Indenture.

(j) The Company shall use its best efforts to comply with all applicable rules and regulations of the Commission to the extent and so long as they are applicable to the Shelf Registration Statement and will make generally available to its security holders a consolidated earnings statement (which need not be audited) covering a twelve-month period commencing after the effective date of the Shelf Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

(k) The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, on or prior to the effective date of any Shelf Registration Statement.

(l) The Company may require each Holder of securities to be sold pursuant to any Shelf Registration Statement to furnish to the Company in writing such information regarding the Holder and the distribution of such securities as the Company may from time to time reasonably require for inclusion in such Registration Statement. The Company may exclude from any such Registration Statement the securities of any such Holder who fails to furnish such information within a reasonable time after receiving such request. Each Holder as to which any Shelf Registration is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

(m) If reasonably requested by an Initial Purchaser or any Notice Holder, as promptly as reasonably practicable incorporate in a Prospectus supplement or post-effective amendment to a Registration Statement such information as the Initial Purchaser or such Notice Holder shall, on the basis of a written opinion of nationally-recognized counsel experienced in such matters, determine to be required to be included therein by applicable Federal securities law and make any required filings of such Prospectus supplement or such post-effective amendment;

provided, that the Company shall not be required to take any actions under this Section 3(m), (i) that are not in the reasonable opinion of counsel for the Company, in compliance with the applicable Federal securities law or (ii) during a period in which it has suspended availability of the shelf Registration Statement pursuant to Section 3(c)(2).

(n) (i) The Company shall enter into such customary agreements (including underwriting agreements) and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Registrable Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 5 hereof (or such other provisions and procedures acceptable to the Majority Holders and the Managing Underwriters, if any), with respect to all parties to be indemnified pursuant to Section 5 hereof from Holders of Securities to the Company.

(ii) Without limiting in any way paragraph (n)(i), no Holder may participate in any underwritten registration hereunder unless such Holder (x) agrees to sell such Holder’s securities to be covered by such registration on the basis provided in any underwriting arrangements approved by the Majority Holders and the Managing Underwriters and (y) completes and executes in a timely manner all customary questionnaires, powers of attorney, underwriting agreements and other documents reasonably required by the Company or the Managing Underwriters in connection with such underwriting arrangements.

(o) The Company shall (i) make reasonably available for inspection by the Notice Holders, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney, accountant or other agent retained by the Notice Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries reasonably requested by such person; (ii) cause the Company’s officers, directors and employees to supply all relevant information reasonably requested by the Notice Holders or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement as is customary for due diligence examinations in connection with primary underwritten offerings; provided, however, that any information that is nonpublic at the time of delivery of such information shall be kept confidential by the Notice Holders or any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality; (iii) make such representations and warranties to the Notice Holders and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings; (iv) obtain opinions of counsel to the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Notice Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Notice Holders and underwriters; (v) obtain “cold comfort” letters (or, in the case of any person that does not satisfy the conditions for receipt of a “cold comfort” letter specified in Statement on Auditing Standards No. 72, an “agreed-upon procedures” letter under Statement on Auditing Standards No. 35) and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each selling Notice Holder and the underwriters, if any, in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with primary underwritten offerings; and (vi) deliver such documents and certificates as may be reasonably requested by the Majority Holders and the Managing Underwriters, if any, including those to evidence compliance with Section 3(c)(2) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The foregoing actions set forth in clauses (iii), (iv), (v) and (vi) of this Section 3(o) shall be performed (A) on the effective date of such Registration Statement and each post-effective amendment thereto and (B) at each closing under any underwriting or similar agreement as and to the extent required thereunder.

(p) Upon (i) the filing of the Initial Shelf Registration Statement and (ii) the effectiveness of the Initial Shelf Registration Statement and any Subsequent Shelf Registration Statement, announce the same, in each case by release to Reuters Economic Services and Bloomberg Business News, or other equivalent means of dissemination reasonably expected to make such information known publicly.

4. Registration Expenses. The Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 2 and 3 hereof and will reimburse the Holders for the reasonable fees and disbursements of one firm or counsel (in addition to one local counsel in each relevant jurisdiction) (in an amount not to exceed $10,000 in the aggregate) designated by the Majority Holders to act as counsel for the Holders in connection therewith (“Holders’ Counsel”). Notwithstanding the foregoing, the Holders of the securities being registered shall pay all agency or brokerage fees and commissions and underwriting discounts and commissions attributable to the sale of such securities and the fees and disbursements of any counsel or other advisors or experts retained by such holders (severally or jointly), other than the counsel and experts specifically referred to above in this Section 4, transfer taxes on resale of any of the securities by such Holders and any advertising expenses incurred by or on behalf of such Holders in connection with any offers they may make.

5. Indemnification and Contribution. (a) In connection with any Registration Statement, the Company (i) agrees to indemnify and hold harmless each Notice Holder (including each Initial Purchaser), the directors, officers, employees and agents of each Notice Holder and each other person, if any, who controls any Notice Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) agrees to reimburse each such indemnified party, as incurred, without duplication, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Notice Holder specifically for inclusion therein; provided further, however, that the indemnity agreement contained in this Section 5(a) shall not inure to the benefit of any indemnified party to the extent that it is determined by a final, non-appealable judgment that (A) a preliminary prospectus contained an untrue statement of a material fact or omitted to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the sale to the person asserting any such losses, claims, damages or liabilities was an initial resale of securities by any Notice Holder, (C) any such loss, claim, damage or liability of such indemnified party results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of any revised preliminary Prospectus, the related Prospectus or the related Prospectus as amended or supplemented in any case where such delivery is required by the Securities Act, and the Company had previously furnished copies thereof to such Notice Holder and (D) the revised preliminary Prospectus, the related Prospectus or the related Prospectus as amended or supplemented corrected such untrue statement or omission. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

The Company also agrees to indemnify or contribute to Losses (as defined below) of, as provided in Section 5(d), any underwriters of Registrable Securities registered under a Shelf Registration Statement, their officers, directors, employees and agents and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Initial Purchasers and the Notice Holders provided in this Section 5(a) and shall, if requested by any Notice Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 3(n) hereof.

(b) Each Holder of securities covered by a Registration Statement (including each Initial Purchaser) severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors and officers and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. It is understood, however, that the Company shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Holders and controlling persons. An indemnifying party shall not be liable under this Section 5 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 5 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement which resulted in such Losses; provided, however, that in no case shall (1) any Initial Purchaser of any Security be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Security, as set forth on the cover page of the Final Memorandum, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Registration Statement which resulted in such Losses or (2) any subsequent Holder of any Security be responsible, in the aggregate, for any amount in excess of the total price at which the Registrable Securities sold by such Holder under the Registration Statement were distributed to the public. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the sum of (x) the total net proceeds from the Initial Placement (before deducting expenses) as set forth on the cover page of the Final Memorandum and (y) the total amount of additional interest which the Company was not required to pay as a result of registering the securities covered by the Registration Statement which resulted in such Losses. Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions as set forth on the cover page of the Final Memorandum, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Securities registered under the Securities Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5, each person who controls a Holder within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

(e) The provisions of this Section 5 will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, any other Holder, the Company or any underwriter or any of the officers, directors or controlling persons referred to in this Section 5, and will survive the sale by a Holder of securities covered by a Registration Statement.

6. Miscellaneous.

(a) No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that limits the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

(b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders of at least a majority of the then outstanding Underlying Common Stock constituting Registrable Securities (with Holders of Securities deemed to be the Holders, for purposes of this Section, of the number of outstanding shares of Underlying Common Stock into which such Securities are or would be convertible or exchangeable as of the date on which such consent is requested); provided that, with respect to any matter that directly or indirectly affects the rights of any Purchaser hereunder, the Company shall obtain the written consent of each such Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of securities being sold rather than registered under such Registration Statement.

(c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, facsimile, or air courier guaranteeing overnight delivery:

(1) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 6(c), which address initially is, with respect to each Holder, the address of such Holder maintained by the registrar under the Indenture, with a copy in like manner to Merrill Lynch, Pierce, Fenner & Smith Incorporated by facsimile (212-449-3207) and confirmed by mail to it at 4 World Financial Center, 250 Vesey Street, New York, New York 10080, Attention: General Counsel;

(2) if to the Initial Purchasers, initially at the address set forth in the Purchase Agreement; and

(3) if to the Company, initially at its address set forth in the Purchase Agreement.

All such notices and communications shall be deemed to have been duly given when received.

The Initial Purchasers or the Company by notice to the other may designate additional or different addresses for subsequent notices or communications.

(d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company or subsequent Holders of Registrable Securities. The Company hereby agrees to extend the benefits of this Agreement to any Holder of Registrable Securities and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

(e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF).

(h) Severability. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

(i) Securities Held by the Company, etc. Whenever the consent or approval of Holders of a specified number of shares of Underlying Common Stock is required hereunder, Securities and shares of Underlying Common Stock held by the Company or its Affiliates (other than subsequent Holders of Securities or Underlying Common Stock if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Securities or Underlying Common Stock) shall not be counted in determining whether such consent or approval was given by the Holders of such required number.

(j) Termination. This Agreement shall automatically terminate, without any further action on the part of the Company or the Initial Purchasers, upon the termination or cancelation of the Purchase Agreement prior to the Closing Date.

(k) Information Requirements. The Company covenants that, if at any time before the end of the Effectiveness Period the Company is not subject to the reporting requirements of the Exchange Act, it will cooperate with any Holder of Registrable Securities and take such further reasonable action as any Holder of Registrable Securities may reasonably request in writing (including, without limitation, making such reasonable representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A under the Securities Act and customarily taken in connection with sales pursuant to such exemptions. Upon the written request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such filing requirements, unless such a statement has been included in the Company’s most recent report filed pursuant to Section 13 or Section 15(d) of Exchange Act. Notwithstanding the foregoing, nothing in this Section 6(k) shall be deemed to require the Company to register any of its securities (other than the Common Stock) under any section of the Exchange Act. The Company shall file the reports required to be filed by it under the Exchange Act and shall comply with all other requirements set forth in the instructions to Form S-3 in order to allow the Company to be eligible to file registration statements on Form S-3.

Please confirm that the foregoing correctly sets forth the agreement between the Company and you.

LEVEL 3 COMMUNICATIONS, INC.,

by	/s/ Thomas C. Stortz
Name:	Thomas C. Stortz
Title:	Executive Vice President and Chief Legal Officer

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

MERRILL LYNCH, PIERCE, FENNER &

SMITH INCORPORATED

CITIGROUP GLOBAL MARKETS INC.

CREDIT SUISSE FIRST BOSTON LLC

MORGAN STANLEY & CO. INCORPORATED

NEEDHAM & COMPANY, INC.

UBS SECURITIES LLC

by	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

by	/s/ Yonathan Epelbaum
Name:	Yonathan Epelbaum
Title:	Managing Director